Exhibit 5.1

November 4, 2026

To:

B.O.S. Better Online Solutions Ltd.
20 Freiman Street

Rishon LeZion, 7535825

Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to B.O.S. Better Online Solutions Ltd. (the “Company”) in connection with the registration on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and as shall be set forth in one or more supplements to the Registration Statement (each, a “Prospectus Supplement”), of any or all of the following securities (the “Securities”): (i) ordinary shares, of no nominal value each (“Ordinary Shares”); (ii) warrants to purchase Ordinary Shares (“Warrants”); and (iii) units consisting of the Ordinary Shares and Warrants (“Units”), for offer and sale from time to time in one or more offerings by the Company of Securities having an aggregate offering price of up to US$ 10,000,000.

Any series of Warrants covered by the Registration Statement may be issued under a separate warrant agreement (the “Warrant Agreement”), which may be entered into between the Company and a warrant agent. The Units may be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent.

In connection therewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction of such corporate records, agreements, documents and other instruments and have made such investigation of matters of fact and law, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photocopies or certified copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinions set forth herein, we did not independently establish or verify such facts and we have relied, without independent investigation, upon statements, certificates or comparable documents of officers and representatives of the Company and upon certificates of public officials. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion.

We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Securities may be issued (a “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms. We have further assumed that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing and to the other qualification and limitations set forth herein, and subject to the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1. With respect to the Ordinary Shares, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Ordinary Shares, the terms of the offering thereof and related matters, (b) effectiveness of the Registration Statement, and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) delivery and filing of an appropriate prospectus supplement with respect to the offering of the Ordinary Shares in compliance with the Act and the applicable rules and regulations thereunder, (d) approval by the board of directors of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Ordinary Shares may be issued and sold, and (e) receipt by the Company of the consideration for the Ordinary Shares in accordance with the provisions of any such Securities Agreement, such Ordinary Shares, including any Ordinary Shares issued upon exercise or conversion of any Warrants, will be validly issued, fully paid and non-assessable.

2. With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters, (b) the effectiveness of the Registration Statement, and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Warrants in compliance with the Act and the applicable rules and regulations thereunder, (e) entry by the Company into, and performance by the Company under, any applicable Warrant Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Warrants may be issued and sold, (f) due establishment by all necessary corporate action and in conformity with the articles of association of the Company (as then in effect) (the “Articles”), the Warrant Agreement and any warrant certificates, of the terms of the Warrants and of their issuance and sale, (g) due execution and counter-signature, in accordance with the provisions of the Warrant Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Warrant Agreement, the Registration Statement and the prospectus included therein, of the Warrants and (h) receipt by the Company of the consideration for the Warrants in accordance with the provisions of any such Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company.

3. With respect to the Units, assuming the: (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters; and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, and otherwise in accordance with the provisions of the applicable Unit Agreement, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreement.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Securities are to be issued (including an appropriate prospectus supplement), and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

With respect to our opinion as to the Ordinary Shares, including any Ordinary Shares issued upon exercise or conversion of any Securities, we have assumed that, at the time of issuance and sale and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Articles such that a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles.

We are members of the Bar of the State of Israel and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. This opinion letter is effective only as of its date and the opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion letter should such law be changed by legislative action, judicial decision or otherwise. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption, “Validity of Securities” in the related prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder or Item 509 of Regulation S-K under the Act.

Very truly yours,

/s/ Gornitzky & Co.
Gornitzky & Co.

3